UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2022

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Vintage Wine Estates, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-40016	87-1005902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

937 Tahoe Boulevard, Suite 210

Incline Village, Nevada 89451

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (877) 289-9463

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, no par value per share	VWE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 — Other Events

On January 18, 2022, Vintage Wine Estates, Inc. (“VWE") entered into a definitive Merger Agreement (the "Agreement") with Paul T. Lux, the Paul T. Lux Irrevocable Trust (the “Seller”), and Meier’s Wine Cellars Holding Company, Inc., an Ohio corporation, and Meier’s Wine Cellars, Inc., an Ohio corporation (collectively, ”Meier’s”), pursuant to which VWE acquired Meier’s.

Pursuant to the Agreement, the total consideration payable by VWE to Seller at closing is equal to $25 million comprised of $12.5 million in cash and approximately $12.5 million in VWE stock, which was valued at $9.78 per share, subject to customary post-closing adjustments. The terms of the acquisition also provide for the possibility of additional contingent consideration of up to $10 million based on Meier’s exceeding current EBTIDA levels over each of the next three years. The earn out consideration will also be paid in a combination of 50% cash and 50% stock.

On January 18, 2022, the Company issued a press release announcing the completion of the Meier's Wine Cellars, Inc. acquisition. A copy of that press release is included as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated January 18, 2022, announcing the acquisition of Meier's Wine Cellars, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vintage Wine Estates, Inc.
(Registrant)

Date:	January 18, 2022	/s/ Patrick Roney
Patrick Roney
Chief Executive Officer